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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference of our report dated March 3, 2000, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, our report dated December 20, 1999 with respect to the financial statements of SoftKat, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 and our report dated July 1, 1999 with respect to the financial statements of Kiss Software Corporation as of December 31, 2998, for the year ended December 31, 1998 and for the period from February 14, 1997 (date of inception) through December 31, 1997 included in the Registration Statement on Form S-3 and related Prospectus of eSynch Corporation for the registration of up to 5,080,752 shares of common stock.


/s/  Hansen, Barnett & Maxwell
Salt Lake City, Utah
February 8, 2001